CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust and to the use of our report dated March 1, 2011 on the financial statements and financial highlights of BTS Bond Asset Allocation Fund, a series of shares of beneficial interest of Northern Lights Fund Trust.  Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

April 28, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northern Lights Fund Trust and to the use of our report dated March 1, 2011 on the financial statements and financial highlights of Investment Partners Opportunities Fund, a series of shares of beneficial interest of Northern Lights Fund Trust.  Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

April 28, 2011